Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Federal Realty Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common shares, $.01 par value per share	415(a)(6)	676,857	—	(2)			S-3	333-262024	January 5, 2022	$2,766

	Total Offering Amounts					(2)		(2)

	Total Fees Previously Paid							(2)

	Total Fee Offsets							—

	Net Fee Due							(2)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant’s common shares of beneficial interest, $.01 par value per share (“Common Shares”), offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This Registration Statement includes only unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 676,857 unsold Common Shares previously registered on the Registrant’s Registration Statement on Form S-3 filed on January 5, 2022 (File No. 333-262024), which we refer to as the “2022 Registration Statement” and were not sold thereunder. Such unsold Common Shares were originally registered on the registration statement on Form S-3 filed by the Registrant’s predecessor (the “Predecessor”) on June 29, 2009 (File No. 333-160306), which we refer to as the “2009 Registration Statement.” In connection with the original registration of Common Shares on the 2009 Registration Statement, the Predecessor paid a registration fee of $2,766, which will continue to be applied to such unsold Common Shares. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The securities originally registered under the 2009 Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2009 Registration Statement to the Predecessor’s Registration Statement on Form S-3 filed on May 8, 2012 (File No. 333-181238), the Predecessor’s Registration Statement on Form S-3 filed on May 8, 2015 (File No. 333-204009), the Predecessor’s Registration Statement on Form S-3 filed on May 7, 2018 (File No. 333-224721), and the Predecessor’s Registration Statement on Form S-3 filed on May 7, 2021 (File No. 333-255881) (the “2021 Registration Statement”). On January 3, 2022, the 2021 Registration Statement was terminated. Because the 2022 Registration Statement consisted entirely of unsold securities that had previously been registered, the Registrant offset the filing fee with respect to the 2022 Registration Statement by the filing fees credited with respect to the 2021 Registration Statement under Rule 457(p).